UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Shareholder Dividend

On November 9, 2010, Prudential Financial, Inc., a New Jersey corporation (the “Company”), issued a news release announcing that its Board of Directors has declared an annual dividend for 2010 of $1.15 per share of Common Stock. The dividend will be payable on December 17, 2010 to shareholders of record at the close of business on November 23, 2010. A copy of the news release is attached hereto as Exhibit 99.0.

Closed Block Reinsurance Arrangement with an Affiliate of Ambac

Reinsurance for the Closed Block within The Prudential Insurance Company of America (“PICA”) includes reinsurance supported by financial guarantees issued by Ambac Assurance Corporation. On November 8, 2010, Ambac Financial Group, Inc., the parent of Ambac Assurance, filed for federal bankruptcy protection, and the Company is evaluating the impact that the parent company bankruptcy filing may have on the foregoing reinsurance. There are no current outstanding claims by PICA under these reinsurance arrangements, and the Company believes that any uncollectability of the reinsurance would not be material to its GAAP financial statements or its projected on-balance sheet capital capacity at December 31, 2010, and that any potential reduction in PICA’s projected Risk Based Capital, or RBC, ratio at December 31, 2010 by virtue of any such uncollectability would not cause the RBC ratio to fall below 400%.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.0	News release of Prudential Financial, Inc., dated November 9, 2010, announcing the declaration of an annual dividend for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010

PRUDENTIAL FINANCIAL, INC.

By:	/S/ BRIAN J. MORRIS

	Name:	Brian J. Morris
	Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.0	News release of Prudential Financial, Inc., dated November 9, 2010, announcing the declaration of an annual dividend for 2010.